Exhibit 5.1

Proskauer Rose LLP Eleven Times Square New York, NY 10036-8299

December 23, 2014

RCS Capital Corporation

405 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

We have acted as special counsel to RCS Capital Corporation, a Delaware corporation (the “Company”), with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

(a)	shares of Class A Common Stock, $0.001 par value per share, of the Company (the “Class A Common Stock”);

(b)	shares of preferred stock, $0.001 par value per share, of the Company (the “Preferred Stock”);

(c)	depositary shares representing a fractional share or multiple shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”)

(d)	senior debt securities of the Company (the “Senior Debt Securities”);

(e)	subordinated debt securities of the Company (the “Subordinated Debt Securities”, and together with Senior Debt Securities, the “Debt Securities”)

(f)	warrants to purchase Class A Common Stock, Preferred Stock, Depositary Shares or Debt Securities (the “Warrants”);

(g)	purchase contracts representing the Company’s obligation to sell Class A Common Stock, Preferred Stock, Depositary Shares or Debt Securities (“Purchase Contracts”);

(h)	units consisting of any combination of two or more of the securities described in clauses (a) through (g) above (the “Units”); and

(i)	guarantees by the Company (the “Guarantees”).

The Class A Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts, Units and Guarantees are collectively referred to herein as the “Securities” and each, a “Security.”

We have examined: (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement (the “Prospectus”); (iii) the by-laws of the Company as amended and currently in effect; (iv) the Certificate of Incorporation of the Company, as amended and amended and restated to date; (v) the form of senior debt indenture (the “Senior Indenture”) to be entered into between the Company and one or more trustees (the “Senior Trustees”) and filed as an exhibit to the Registration Statement; (vi) the form of subordinated debt indenture (the “Subordinated Debt Indenture”) to be entered into between the Company and one or more trustees (the “Subordinated Debt Trustees”) and filed as an exhibit to the Registration Statement and (vii) such other documents as we have deemed necessary or appropriate for purposes of this opinion.

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December 23, 2014

In connection with this opinion, we have assumed that:

  resolutions authorizing the issuance, offering and sale of the Securities will have been adopted by the Board of Directors and will be in full force and effect at all times at which the Securities are offered or sold by the Company;
  each Senior Debt Trustee has the requisite organizational and legal power and authority to perform its obligations under the Senior Indenture;
  each Subordinated Trustee has the requisite organizational and legal power and authority to perform its obligations under the Subordinated Indenture;
  the Guarantees will have been issued pursuant to an applicable guarantee agreement (the “Guarantee Agreement”) that has been duly authorized, executed and delivered by a borrower in a form approved by us and will be governed and construed in accordance with New York law;
  with respect to the Guarantees, that the adequacy of the consideration that supports the Company’s agreement and the solvency and adequacy of capital of the Company;
  the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded;
  a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;
  all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;
  a definitive purchase, underwriting or similar agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;
  there shall be no change in law affecting the validity of any of the Securities (between the date hereof and the date of issuance and sale of such Securities); and

December 23, 2014

  all parties to agreements involving the issuance or sale of the Securities will perform their obligations thereunder in compliance with the terms of such documents.

Based upon and subject to the foregoing, we are of the opinion that:

  With respect to the Class A Common Stock, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and sale of the Class A Common Stock, the terms of the offering thereof and related matters, (ii) such shares of Class A Common Stock have been issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly constituted and acting committee thereof) and (iii) the Company has received payment of the cash or other lawful consideration provided to be paid for the Class A Common Stock, which consideration shall not be less than the par value thereof, such shares of Class A Common Stock will be legally issued, fully paid and non-assessable.
  With respect to the Preferred Stock, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the designation of the relative rights, preferences and limitations of any series of Preferred Stock, (ii) a Certificate of Designations relating to such series of Preferred Stock has been properly filed with the Secretary of State of the State of Delaware, (iii) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and sale of such shares of Preferred Stock, the terms of the offering thereof and related matters, (iv) such shares of Preferred Stock have been issued and delivered in accordance with the provisions of any applicable convertible or exchangeable security, definitive purchase, underwriting or other agreement binding on the Company and the terms approved by the Board (or a duly constituted and acting committee thereof) and (v) the Company has received payment of the cash or other lawful consideration provided to be paid for the Preferred Stock, which consideration shall not be less than the par value thereof, such shares of Preferred Stock will be legally issued, fully paid and non-assessable.
  With respect to the Senior Debt Securities, when (i) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance of the Debt Securities, the terms of the offering thereof and related matters; and (iii) the Senior Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, and upon payment of the consideration therefor or provided for therein, then the Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other law relating to or affecting creditors’ rights generally and general principles of equity.

December 23, 2014

  With respect to the Subordinated Debt Securities, when (i) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance of the Subordinated Debt Securities, the terms of the offering thereof and related matters; and (iii) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Company, and upon payment of the consideration therefor or provided for therein, then the Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other law relating to or affecting creditors’ rights generally and general principles of equity.
  With respect to the Warrants, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and establish the terms of the Warrants, the terms of the offering of such Warrants, and related matters, (ii) one or more agreements incorporating the terms and other provisions of the Warrants has been duly executed and delivered by the Company and a warrant agent (each, a “Warrant Agreement”), (iii) the Warrant certificates have been duly executed, authenticated or countersigned, issued and delivered in accordance with the terms of the appropriate Warrant Agreement (assuming the Securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), and upon payment of the consideration therefor or provided for therein, then the Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other law relating to or affecting creditors’ rights generally and general principles of equity.
  With respect to the Rights, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and establish the terms of the Rights, the terms of the offering of such Rights, and related matters, (ii) one or more agreements incorporating the terms and other provisions of the Rights has been duly executed and delivered by the Company (each, a “Rights Agreement”), (iii) the Rights have been duly executed, authenticated, issued and delivered in accordance with the applicable Rights Agreement (assuming the Common Stock and Preferred Stock issuable upon exercise of the Rights have been duly authorized and reserved for issuance by all necessary corporate action), and upon payment of the consideration therefor or provided for therein, then the Rights will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other law relating to or affecting creditors’ rights generally and general principles of equity.

December 23, 2014

  With respect to the Depositary Shares, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and establish the terms of the Depositary Shares, the terms of the offering of such Depositary Shares, and related matters, (ii) one or more agreements incorporating the terms and other provisions of the Depositary Shares has been executed and delivered by the Company (each, a “Deposit Agreement”), (iii) the depositary receipts evidencing the Depositary Shares have been duly executed, authenticated, issued and delivered by the depositary in accordance with the applicable Deposit Agreement (assuming the Preferred Stock issuable upon exercise of the Depositary Shares have been duly authorized and reserved for issuance by all necessary corporate action), and upon payment of the consideration therefor or provided for therein, then the Depositary Shares will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other law relating to or affecting creditors’ rights generally and general principles of equity.
  With respect to the Units, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance and establish the terms of the Units, the terms of the offering of such Units, and related matters, (ii) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by the Company and a unit agent (each, a “Unit Agreement”), (iii) the Unit certificates have been duly executed, authenticated or countersigned, issued and delivered in accordance with the terms of the appropriate Unit Agreement (assuming the Securities issuable upon exercise of the Securities comprising the Units have been duly authorized and reserved for issuance by all necessary corporate action), and upon payment of the consideration therefor or provided for therein, then the Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other law relating to or affecting creditors’ rights generally and general principles of equity.
  With respect to the Guarantees, when (i) the Board (or a duly constituted and acting committee thereof) has taken all necessary action to approve the issuance of the Guarantee, the terms of the offering thereof and related matters; and (ii) the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the Guarantee Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Company, and upon payment of any consideration therefor or provided for therein, then the Guarantees will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer or other law relating to or affecting creditors’ rights generally and general principles of equity.

December 23, 2014

The opinions expressed herein are qualified in the following respects:

  We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
  This opinion is limited in all respects to the laws of the State of New York and the Delaware General Corporation Law.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Proskauer Rose LLP